EXHIBIT 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our firm’s Bakken, Eagle Ford and Permian Audit Letters dated January 16, 2024, January 24, 2024 and January 24, 2024, respectively, prepared for Marathon Oil Corporation (the “Company”) as of December 31, 2023, into this Registration Statement on Form S-4 (the “Registration Statement”) of ConocoPhillips, including any amendments thereto. We also hereby consent to the references to our firm contained in the Registration Statement, including in the prospectus under the heading “Experts.”

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

June 24, 2024

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799

633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110